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                                                                   EXHIBIT 23(f)









                        CONSENT OF INDEPENDENT APPRAISER





         We consent to the references made to us and/or our appraisal under the caption "Independent Appraisal" in the Registration Statement on Form S-3 and related Prospectus of TRW Inc. for the registration of shares of Common Stock, Debt Securities, Common Stock Warrants, Debt Warrants, Stock Purchase Contracts and Stock Purchase Units. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.




                                            AMERICAN APPRAISAL ASSOCIATES, INC.



                                            By:    /s/ Ronald M. Goergen
                                                   -------------------------
                                                   Ronald M. Goergen
                                                   President

Milwaukee, Wisconsin
October 15, 1999